                                                                EXHIBIT 10.1



                         BUILD-TO-SUIT LEASE AGREEMENT
                 Pratezk Industrial Park, Salt Lake City, Utah

         THIS LEASE AGREEMENT is made this   20   day of    March     , 1996,
between SCI DEVELOPMENT SERVICES INCORPORATED ("Landlord"), and the Tenant named below.

TENANT:                           Weider Nutrition Group Inc., a Utah corporation
TENANT'S REPRESENTATIVE,          c/o Ted Miller Company
ADDRESS, AND PHONE NO.:           Attention: Frank Terry Miller
                                  3702 South West Temple
                                  Salt Lake City, Utah  84115
                                  (Telephone No. 801/268-1093)
                                  (Fax No. 801/268-8929)

PREMISES:                         The land described in Exhibit A attached hereto, the Initial Improvements and any additions to and replacements thereof.  The Premises do not include any air or open space rights above the Premises or subsurface rights below the Premises but do include any and all common areas attendant to such land.

INITIAL IMPROVEMENTS:             The Building Shell (as described in the Construction Addendum) and any other improvements to be constructed by Landlord pursuant to the Construction Addendum.

LEASE TERM:                       Beginning on the Commencement Date and ending on the last day of the 192nd full calendar month thereafter.

COMMENCEMENT DATE:                As determined by the Construction Addendum.

MONTHLY BASE RENT:                For each month beginning with the month in which the Commencement Date falls and ending on the last day of the 60th full calendar month thereafter: $154,541.00.

                                  For each month beginning with the 61st full calendar month and ending on the last day of the
                                  120th full calendar month: $172,514.00.

                                  For each month beginning with the 121st full calendar month and ending on the last day of the 192nd full calendar month: $192,578.00.

SECURITY DEPOSIT:                 None

BROKER:                           Consolidated Realty Group.  Landlord shall be responsible for payment of Broker's commission.

ADDENDA:                          Two Renewal Options at Market, Right of First Offer, Right to Share Sale Proceeds and
                                  Construction Addendum





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         1.      GRANTING CLAUSE.  In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

         2. ACCEPTANCE OF PREMISES. Except as specified in this Lease or expressly agree to in writing, and excluding those items as to which Tenant shall object in writing on or before the Commencement Date, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to punchlist items and all provisions of the Construction Addendum, all applicable covenants or restrictions of record, applicable zoning and other laws regulating the use of the Premises. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business or, except as otherwise expressly agreed to in writing, the physical condition of the Premises. Except as provided in the Construction Addendum or otherwise expressly agreed to in writing, the taking of possession of the Premises and failure to object to any condition of the Premises in writing on or before the Commencement Date, shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition as of the Commencement Date. Except as set forth in the Construction Addendum attached hereto, the risk of any defect or deficiency in the Premises, or any portion thereof, of any nature, whether patent or latent, as between Landlord and Tenant, is to be borne by Tenant.

         3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping, light manufacturing, and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant shall not commit waste, overload the floors or structure of the Premises, or subject the Premises to any use that would damage the Premises, reasonable wear and tear excepted. Tenant shall not knowingly permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance. Tenant shall pay the amount of any increase in the cost of any insurance carried by Landlord for the Premises that is caused by and reasonably attributable to Tenant's use of the Premises. Tenant shall comply with any restrictive covenants applicable to the Premises and any reasonable rules and regulations with respect to the Premises that are not inconsistent with this Lease promulgated by Landlord after reasonable notice to Tenant. Except as set forth in the Specifications (defined in the Construction Addendum), outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent (which shall not be unreasonably withheld); provided, however, Tenant may temporarily park trucks on the Premises as long as it is incidental to Tenant's business. Any occupation of the Premises by Tenant before the Commencement Date shall be subject to all obligations of Tenant under this Lease.

         4. COMPLIANCE WITH LAWS. Tenant, at its sole expense, shall comply with: (i) all municipal, county, state and federal statutes, laws, ordinances, and regulations applicable to the Premises or Tenant's use thereof (collectively, "Legal Requirements"); and (ii) to the extent consistent with Tenant's use of the Premises, all material terms of any insurance policy covering or applicable to the Premises, all material requirements of the issuer of any such policy, and all material orders, rules, regulations, and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord or Tenant or the Premises or any use or condition of the Premises (collectively, "Insurance Requirements"). An order or directive by a building official or other appropriate authority is not a prerequisite for Tenant's obligations under this Paragraph 4. Tenant, at its sole expense, shall obtain and maintain all permits, licenses, and other governmental approvals in a form transferable to Landlord (to the extent permitted by law) required for the use, occupancy or possession of the Premises by Tenant and, except as otherwise provided in the Construction Addendum, any permits for any construction in or to the Premises which is performed by or on behalf of Tenant. At Tenant's request, Landlord shall, without charge, sign applications for all permits and other instruments that may be necessary or appropriate for the use of the Premises as contemplated herein.





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         5.      BASE RENT.  Tenant shall pay Base Rent in the amount set forth above. Except as set forth in Section 5(a) of the Construction Addendum, the first month's Base Rent shall be due and payable on the Commencement Date, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by fifteen (15) business day advance written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant waives and releases all statutory liens and offset rights as to rent. If Tenant is delinquent in any monthly installment of Base Rent for more than 7 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

         6.      INTENTIONALLY OMITTED.

         7. UTILITIES. Tenant at its sole cost and expense shall make arrangements to obtain, and shall pay directly to the utility providers all service charges for, water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises in connection with Tenant's use and occupancy of the Premises. Tenant shall pay all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to the Premises in connection with the utilities specified in the Specifications or in connection with Tenant's use and occupancy of the Premises. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

         8. TAXES. Tenant shall pay all taxes, assessments and charges of any kind and nature that accrue or are assessed against the Premises during the Lease Term and all taxes and charges on account of Tenant's use, occupancy, operation of and interest in the Premises, including, but not limited to, all personal property, inventory, sales and use taxes, and all occupation and license fees issued or charged against the Premises or the contents thereof on account of Tenant's use or occupancy thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises or any portion thereof shall be paid by Tenant to Landlord, but Tenant shall not be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any tax or assessment payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Upon written request from Landlord, Tenant shall promptly furnish Landlord with satisfactory evidence that all such taxes, assessments and charges have been paid. Tenant may elect not to pay any taxes against the Premises if it is contesting such taxes in good faith provided such contest suspends the obligation to pay such taxes and, upon request therefor by Landlord in writing, Tenant deposits with Landlord cash or other security satisfactory to Landlord in an amount sufficient to pay such taxes plus all interest and penalties thereon as reasonably determined by Landlord. Tenant shall also be responsible for and pay any charges or assessments attributable to the Property and the use and occupation thereof, including, any charges or assessments imposed under any covenants, conditions and restrictions or any development agreements entered into pursuant thereto.

         9. INSURANCE. Tenant, at its expense, shall maintain during the Lease Term: "all-risk" property insurance on a replacement cost basis for the full insurable value of the Premises; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; commercial liability insurance, with a minimum limit of $5,000,000 per occurrence and a total minimum combined general liability and umbrella limit of $20,000,000 for property damage, personal injuries, or deaths of persons occurring in or about the Premises; and business interruption insurance covering the Base Rent for a period





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of 12 months.  Landlord may from time to time require reasonable increases in any such limits provided such increases are equivalent to those generally paid for similarly utilized properties in the area. The limits of insurance shall not limit the liability of the Tenant to restore the Premises as provided herein. The property insurance shall name Landlord and, if requested by Landlord, the Mortgagee (as defined herein), as loss payees as their interests may appear, and the proceeds of which shall be held and disbursed in accordance with the provisions herein. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile file endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

                 Landlord, Mortgagee and their agents and employees shall not be liable for, and Tenant hereby waives all claims against such parties for, damage to property, or interruption to business and losses occasioned thereby, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord, Mortgagee or their respective agents or employees. Tenant shall look exclusively to the proceeds of its insurance to recover for any such damage. Any policy of property insurance shall, if obtainable, contain a waiver of the insurer's rights of subrogation.

         10. MAINTENANCE. Except to the extent specified below, Tenant, at its sole cost and expense, shall maintain all portions of the Premises, including without limitation, interior and exterior walls, foundation, roof, parking and landscape areas, heating, ventilation and air conditioning systems, lighting, electrical systems, plumbing lines and equipment and other mechanical and building systems, in good repair and condition and in compliance with Legal Requirements and Insurance Requirements and shall make all necessary modifications, replacements and renewals to the Premises arising from any cause, including without limitation those required by Legal Requirements. Landlord shall have no obligation to repair, maintain, or replace the Premises or any portion thereof, whether structural or nonstructural, foreseen or unforeseen, all of which are intended to be the obligations of Tenant under this Paragraph 10. Tenant waives to the extent permitted by applicable law the benefit of any law now or hereafter in effect that would otherwise afford Tenant the right to make repairs or replacements at Landlord's expense or to terminate this Lease on account of the failure of Landlord to make a repair or replacement. Notwithstanding the foregoing, Landlord shall be responsible at its sole cost and expense for (i) repairs and/or replacements of the roof or any structural portions of the Premises except as provided in Paragraph 12 below and (ii) any repairs covered by the one-year warranty from Landlord set forth in the Construction Addendum provided any such replacements or repairs are necessitated by normal wear and tear or defects in the structural components and supports, including structural columns supporting the roofing system, exterior load-bearing walls, slab and roofing system, and not by any specific acts or damage; and Tenant shall not be obligated to reimburse Landlord for the cost of such work.

         All repairs, modifications and replacements made by Tenant shall be equal in quality and class to the original work and shall be performed in compliance with all applicable warranties in effect with respect to the Premises and, with respect to modifications and replacements, the requirements for Tenant-Made Alterations. Tenant shall, at its sole cost and expense, enter into regularly scheduled preventive maintenance and service contracts covering the heating, ventilation and air conditioning systems and other mechanical and building systems in form and substance reasonably acceptable to Landlord with contractors approved by Landlord. If Tenant does not so execute and deliver the maintenance contracts, then Landlord shall have the right to contract for said service without notice to Tenant, and Tenant shall upon demand reimburse Landlord for the full cost thereof. Tenant shall have the Premises exterior repainted as reasonably necessary. Landlord may, but shall not be obligated to, enter the Premises and perform any obligation of Tenant under this Paragraph 10 or any other provision of this Lease that Tenant has failed to perform after 10 business days' prior written notice to Tenant, except in the case of an emergency, when no notice shall be required. The cost of Landlord's performance together with interest as provided in this Lease, shall be due and payable as additional rental on the next following due date for Base Rent.





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         11.     TENANT-MADE ALTERATIONS.  Any alterations, additions, or
improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to the following requirements. Tenant may not make any Tenant-Made Alterations without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion, if the Tenant-Made Alterations pierce or otherwise compromise the roof membrane or roof system, or pierce, cut or drill the floor, or otherwise affect the structural components of the Premises or the integrity or operation of any building or mechanical systems. In addition, Tenant shall not make any other Tenant-Made Alterations costing in excess of $50,000 in each instance or $250,000 in the aggregate during any three (3) year period or $500,000 in the aggregate during the term of the Lease without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall not do, or permit others under its control to do, any work on the Premises related to Tenant-Made Alterations unless Tenant shall have first procured and paid, or caused to be procured and paid, all requisite municipal and other governmental permits and authorizations. All Tenant-Made Alterations shall comply with Insurance Requirements and with Legal Requirements and shall be constructed in a good and workmanlike manner using good grades of materials. All plans and specifications and contracts for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations, and Tenant shall reimburse Landlord for its reasonable costs (excluding overhead) in reviewing plans and documents and in monitoring construction. Landlord's right to review plans and specifications and monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Legal Requirements or Insurance Requirements. Tenant shall furnish to Landlord satisfactory certificates of insurance from an insurance company satisfactory to Landlord evidencing worker's compensation and insurance coverage in amounts satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property arising during construction of the Tenant-Made Alterations. As and to the extent reasonably practical and requested by Landlord, Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction. To the extent reasonably requested by Landlord, Tenant shall furnish to Landlord payment bonds or such other similar security satisfactory to Landlord to ensure payment for the completion of all work free and clear of liens. Landlord may post or give notices of non-responsibility in compliance with applicable law. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Tenant at its expense shall provide to Landlord upon completion complete as-built drawings of the Tenant-Made Alterations. Landlord may require as a condition to granting any consent to the making of any Tenant-Made Alterations that the cost that Landlord estimates will be necessary to restore any Initial Improvements that are to be damaged or altered during the construction of Tenant-Made Alterations be paid to Landlord as security for Tenant's obligation to restore the Initial Improvements, which payment shall be held either in an independent escrow account or by Landlord, as Tenant may elect. If the payment is held in an independent escrow account, Tenant shall pay for the cost of such escrow account; and if the payment is held by Landlord, interest on such amount shall accrue at the rate of 6% per annum and be added to the payment held by Landlord.

                 Upon termination of the Lease Term or any extension thereof herein provided for, by lapse of time or otherwise, unless otherwise directed by Landlord, Tenant shall remove all Tenant-Made Alterations unless Landlord has agreed prior thereto that Tenant does not need to remove any such Tenant-Made Alteration. Prior to installing any Tenant-Made Alteration, Tenant may request that Landlord agree that Tenant does not have to remove such Tenant-Made Alteration, and Landlord shall not unreasonably withhold its agreement provided the Tenant-Made Alteration does not adversely affect the structure or value of the Premises. All Tenant-Made Alterations, as constituted at the time, which Landlord directs not to be removed shall upon such termination be and become the property of Landlord without requirement of the payment of any compensation or consideration. Tenant-Made Alterations do not include movable partitions and Tenant's trade fixtures that were installed and paid for by Tenant and that are removable without material damage to the Premises, even though affixed in such manner as, under the law might be considered to be fixtures and part of the real estate. Tenant may, before termination of the Lease Term, remove all such moveable partitions and trade fixtures. In all cases, Tenant shall repair any





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damage to the Premises occasioned by the removal of Tenant-Made Alterations and its movable partitions and trade fixtures.

         12. RESTORATION. If the Premises are damaged during the Lease Term by any cause whatsoever, Tenant shall, at Tenant's expense, restore the Premises as soon as reasonably possible, and this Lease shall continue in full force and effect. Restore or restoration as used in this Paragraph 12 means the restoration, repair, replacement or rebuilding of the Premises as applicable portion thereof to its value and condition immediately before the damage. If any such damage occurs during the last year of the Lease Term or the last two years of any extension term, and the period of time to restore the Premises would exceed 90 days, then Tenant may elect to terminate this Lease upon 30 days notice to Landlord after such damage. Such termination shall not be effective before Tenant shall have delivered to Landlord, free of any claims, an amount equal to the estimated cost to repair such damage. Any insurance proceeds received or to be received by Landlord or any Mortgagee pursuant to Paragraph 9 shall be made available to Tenant to effect such restoration pursuant to the provisions below. Base Rent and all other rent shall continue unabated after any damage and during restoration.

                 Any restorations involving an estimated cost exceeding $50,000 shall be conducted under the general supervision of an architect or engineer selected by Tenant licensed as such in the State where the Premises are located and reasonably acceptable to Landlord and any Mortgagee, and no such work shall be undertaken until preliminary plans and outline specifications and budget estimates therefor, prepared and approved in writing by such architect or engineer, stating that such budget estimates constitute reasonable estimates of the cost of such work, have been approved in writing by Landlord and any Mortgagee and Tenant shall have furnished to Landlord or Mortgagee cash, or other security reasonably satisfactory to Landlord and Mortgagee, in each case in an amount equal to the estimated cost of such restoration (collectively such cash and proceeds called "Restoration Deposit"). Restorations shall be prosecuted with reasonable diligence and in a good and workmanlike manner and in compliance with applicable Legal Requirements. The cost of restoration shall be paid in cash, an irrevocable letter of credit or other security or cash equivalent reasonably satisfactory to Landlord, so that the Premises shall at all times be kept free of liens for labor and materials supplied or claimed to have been supplied and not paid for when due and payable. Tenant or its general contractor shall maintain, at all times during any restoration, for the mutual benefit of Landlord, Tenant and Mortgagee, with limits of not less than those required to be carried pursuant to Paragraph 9 the following insurance, which may be effected by endorsement on the insurance carried pursuant to Paragraph 9: worker's compensation insurance covering all persons employed in connection with the work and with respect to which persons death or bodily injury claims could be asserted against Tenant, Landlord or Mortgagee; general liability and property damage and builder's risk insurance; and such other insurance reasonably required by Landlord.

                 From time to time as any restoration progresses, disbursement of funds from the Restoration Deposit shall be made periodically as portions of the work are completed (but no more frequently than monthly) in such manner and subject to such requirements as the Landlord or Mortgagee shall reasonably impose in order to insure that the work shall be completed in a good and workmanlike manner and free of any lien against the Property. The balance of the Restoration Deposit shall never be less than an amount sufficient to cover the cost necessary to complete the restoration plus retainage in amount sufficient to protect the Premises from subcontractor's claims in accordance with applicable law. After the completion of the work the balance of the Restoration Deposit shall be disbursed to Tenant upon receipt by Landlord or Mortgagee of a certificate from the general contractor performing the work and the architect that such work has been completed in accordance with the foregoing provisions. If an Event of Default shall have occurred and be continuing before the disbursement of the Restoration Deposit or any part thereof, Landlord or Mortgagee shall have no further right or obligation to disburse any of the Restoration Deposit to Tenant during the continuation of any such default (except to the extent the disbursement has been requested prior to the default), but may disburse such amount as may be necessary to cure any such Event of Default to or for the account of Landlord or Mortgagee. In connection with any restoration, Landlord may post or give notices of non-responsibility in compliance with applicable law.





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         13.     CONDEMNATION.  If any part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises, then upon written notice by Landlord or Tenant this Lease shall terminate and Base Rent shall be apportioned as of the date of title vesting in such proceeding or purchase.
For purposes of this paragraph, a Taking shall be deemed to "prevent or materially interfere with Tenant's use of the Premises" only if 40% or more of the square footage of the Premises is taken. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to the partitions and trade fixtures that Tenant is permitted to remove under this Lease, if a separate award for such items is made to Tenant.

         14. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless, at the time of such transfer or immediately following such transfer, Tenant's ownership interests are publicly traded. (For purposes hereof, the parties understand, acknowledge and agree that a public offering of interests in Tenant should not be deemed a transfer for purposes hereof.) Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Notwithstanding the foregoing, Tenant may pledge its leasehold estate created hereby to General Electric Capital Corporation (or any affiliate thereof) as security for the extension of credit to Tenant (or any affiliate thereof); provided such pledge is at all times subject and subordinate to Landlord's interest in the Premises.

                 Notwithstanding any assignment or subletting (unless otherwise agreed by Landlord in its sole and absolute discretion), Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

                 If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.





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         15.     INDEMNIFICATION.  Except for the indemnified party's
negligence, fault or omission, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, Mortgagee and their respective agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Premises and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under the provisions of this Paragraph 15. This indemnity shall survive the termination of this Lease.

         16. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time (upon prior notice, except in the case of an emergency) to inspect the Premises and to make any necessary repairs or to make any changes and alterations required by law or for safety to any portion of the Premises exterior, including, without limitation, the parking areas, access areas and the exterior walls and roof of the Premises. Landlord agrees that in exercising any right to enter the Premises and in exercising any other rights reserved pursuant to this paragraph, Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. Upon reasonable advance notice to Tenant and so long as the same does not unreasonably interfere with Tenant's use of the Premises, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants; in addition, subject to the reasonable approval of Tenant and so long as the same does not unreasonably interfere with Tenant's use of the Premises, and subject to Paragraph 32 below, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available to let or that the Premises is available for sale. Solely for purposes of effecting reasonably necessary or appropriate utility easements, Landlord reserves the right to grant easements, change any common area or access, create restrictions, and make public dedications on or affecting the Premises that do not materially interfere with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements or dedications.

         17. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         18. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and results from any condemnation excepted. All obligations of Tenant and Landlord hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term.

         19. HOLDING OVER. If, for any reason, Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 120% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 19 shall not be construed as consent for Tenant to retain possession of the Premises.

         20. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                 (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 3 days from the date Tenant is given written notice of such failure but in any event not less than 10 days from the date such payment was due.

                 (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any proceeding for relief, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; (C) become the subject of any such proceeding which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                 (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                 (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises within normal business hours and on normal business days for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

                 (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                 (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 60 days after any such lien or encumbrance is filed against the Premises.

                 (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 20, and except as otherwise expressly provided therein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default provided that in the event a longer period is reasonably necessary to cure any such default, Tenant shall have such additional period in which to cure such default up to a maximum of 180 days so long as Tenant shall commence the necessary cure within such 30 day period and continuously prosecute the same with reasonable diligence.

         21. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (i) terminate this Lease or Tenant's right of possession, but Tenant shall remain liable as hereinafter provided; and/or (ii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

                 If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and, to the extent commercially reasonable in Landlord's reasonable opinion, costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants (provided Tenant shall not be liable for any such costs which are inconsistent with the use of the Premises as an office/warehouse facility), and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

                 If Landlord terminates Tenant's right of possession (but not this Lease), Landlord shall use commercially reasonable efforts to mitigate damages by using reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be reasonably satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                 Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord or Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its reasonable discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting provided Landlord has used reasonable efforts to mitigate damages as contemplated hereunder.

         22. TENANT'S REMEDIES. Landlord shall not be in default hereunder (excluding the Construction Addendum) unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary provided Landlord has commenced curing the default and pursues such cure with reasonable diligence). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate, and to the extent permitted by law waives the benefit of any law now or hereafter in effect which would permit Tenant to terminate, this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter; provided, however, Landlord shall not sell, transfer or assign this Lease without the prior written consent of Tenant until the Premises is Substantially Completed (as defined in the Construction Addendum) unless Tenant is in default under this Lease and Tenant's right to possession under this Lease has been terminated. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord; provided Landlord has not placed a mortgage on the Premises which exceeds a loan to value of 90% at the time the mortgage is placed on the Premises.

         23. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         24. SUBORDINATION. Tenant hereby agrees to subordinate this Lease to any first mortgage covering the Premises, provided that, simultaneously with the execution of such a mortgage, the mortgagee ("Mortgagee") and Landlord execute an agreement in favor of Tenant on the Mortgagee's current standard non-disturbance, attornment and subordination form if the Mortgagee is an institutional lender and, otherwise, in form generally acceptable to institutional lenders, in proper form for recording, to the effect that the tenancy and other rights of Tenant hereunder shall not be disturbed so long as Tenant pays the Base Rent and performs all of the other terms and conditions of this Lease. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments, ground leases and any other encumbrances, and any reference to the "Mortgagee" of a mortgage shall be deemed to include the beneficiary under a deed of trust and the lessor under a ground lease.

         25. MORTGAGEE PROTECTION. In the event of any default by Landlord under this Lease, Tenant will give notice by registered mail to, in addition to Landlord, any Mortgagee whose address shall have been furnished it, and shall offer such Mortgagee that same period of time as is afforded Landlord to cure the default (which period of time shall run concurrently with Landlord's cure period), plus reasonable time to obtain possession of the Premises by judicial foreclosure, or otherwise if such should prove necessary to effect a cure.

         26. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs; provided, however, this provision shall not be interpreted to mean that Tenant shall not be entitled to finance any furnishings, fixtures and equipment reasonably necessary or appropriate for Tenant's use of the Premises. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 60 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 60 day period.

         27. ESTOPPEL CERTIFICATES. Each party hereto shall, upon request from the other party, at any time and from time to time execute, acknowledge and deliver to such party a written statement, in the form generally acceptable to institutional purchasers or lenders certifying as follows: that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); that to the best of its knowledge there are no uncured defaults on the part of the other party hereto (or if any such default exists, the specific nature and extent thereof); the date to which any rents and other charges have been paid in advance, if any; and such other matters as are typically contained in such certificates.

         28. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture, or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Such consent shall not be unreasonably withheld provided Landlord determines that the Hazardous Materials will not create a substantial environmental risk. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements and shall immediately remediate any Hazardous Materials released on or from the Premises by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, handling, generation, manufacture, use, or release of Hazardous Materials on the Premises. If the release of any Hazardous Material on the Premises caused or permitted by Tenant, its agents, employees, contractors or invitees, with or without Landlord's consent, results in any contamination, damage or injury to the Premises, the environment or human health, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the release of any such Hazardous Material to the Premises and as may be required by Environmental Requirements, provided that Landlord's written approval shall first be obtained in cases where the Premises are to be physically altered. Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Tenant's obligations under this paragraph.

                 The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements and petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas or synthetic gas usable for fuel (or mixtures of such natural gas and synthetic gas).

                 Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of release of Hazardous Materials that Tenant is required to remediate as provided above or any breach of the obligations under this Paragraph 28 by Tenant, its agents, employees, contractors, subtenants, or invitees, regardless of whether Tenant had knowledge of such noncompliance. The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease.

                 Landlord shall have access to, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant's compliance with Environmental Requirements and Tenant's obligations under this Paragraph 28. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

         29. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         30. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         31.     BROKERS.   Each party represents and warrants that it has
dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, agrees to defend, indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnitor with regard to this Lease.

         32. SIGNS. Subject to Landlord's reasonable approvals as to size, location, color and other specifications, which approvals shall not be unreasonably withheld, Tenant may display a sign or signs on the Building related to its business that comply with all Legal Requirements and any covenants, conditions and restrictions affecting the Real Property; provided, however, (i) in any event Tenant may, subject to applicable laws install a sign on the Premises similar to any signage at its existing location on the date hereof as long as such sign is installed within 120 days after Substantial Completion of the Premises and (ii) Landlord's consent shall not be required for any changes in any signs on the Premises provided the changes do not result in a sign which is substantially different in character or larger in size. Landlord reserves the right to place a monument or other sign on the Premises during construction or in connection with the sale or, during the last 12 months of the Lease term, lease of the Premises, subject to Paragraph 16 above.

         33. LANDLORD'S LIEN/SECURITY INTEREST. Subject to any lien in favor of General Electric Capital Corporation (or any affiliate thereof or successor lender (or agent thereof) to Tenant), Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of Tenant's building fixtures situate in, or upon, or used in connection with the Premises as security for all of Tenant's obligations hereunder, including, without limitation, the obligation to pay rent. Tenant's building fixtures shall mean the HVAC, electrical, plumbing and other similar elements of the Premises but in no event be deemed to include trade fixtures (including, without limitation, production equipment and other personal property of Tenant used in its business), machinery or equipment (other than HVAC, electrical, plumbing or similar elements of the Premises), inventory, raw materials, packaging, merchandise, accounts receivable, contract rights and products and proceeds of the foregoing. In order to perfect such security interest, Tenant shall execute such financing statements and file the same at Tenant's expense at the state and county Uniform Commercial Code filing offices as often as Landlord in its discretion shall require; and Tenant hereby irrevocably appoints Landlord its agent for the purpose of executing and filing such financing statements on Tenant's behalf as Landlord shall deem necessary. Landlord shall provide copies of such filed financing statements to Tenant.


         34.     MORTGAGING THE LEASEHOLD ESTATE.

         A. Limitation on Mortgages. Tenant is hereby given the right, at any time and from time to time, to encumber or pledge the leasehold estate created hereby (the "Leasehold Estate") or any portion thereof and its interest in any and all buildings, improvements, furnishings, furniture, equipment, fixtures and personal property situated on the Leased Premises and its interest in and to this Lease by mortgage, trust deed, collateral assignment and/or other security instrument (collectively referred to as a "Mortgage"); provided, however, (a) that at the time such Mortgage is made no default exists under this Lease which has not been cured, (b) that no mortgagee, trustee, assignee, beneficiary, secured party or other benefitted party with respect to a security instrument (collectively a "Mortgagee") or anyone claiming by, through or under such Mortgagee shall by virtue of such Mortgage acquire any rights in the land or greater rights in the Premises and building than Tenant then had under this Lease and (c) all rights under this Section 34 shall only apply to the holder of a first mortgage on the Premises, and all references herein to "Mortgage" shall mean only a first mortgage on the Premises and all references herein to "Mortgagee" shall mean only the holder of a first mortgage on the Premises.
The Mortgagee pursuant to any such Mortgage and the owner of the indebtedness secured by said Mortgage, upon acquiring ownership of the legal and equitable title to the Leasehold Estate, shall hold the same subject to the obligations and covenants of Tenant pursuant to this Lease.

         B. Qualifications of Mortgagee. No Mortgagee shall be deemed to be a Mortgagee unless it is a college or university, savings bank, bank, trust or insurance company, credit union, pension or profit sharing trust, mortgage banking company, real estate investment trust, eleemosynary association, or any other monetary or lending institution, authorized to make loans secured by interests in real estate. Nothing herein shall be deemed to restrict the right of any Mortgagee to sell or assign all or a portion of or participation in its Mortgage to any person or entity. No Mortgagee shall be entitled to enforce any right or remedy provided for in this Lease or by law until a photocopy, xerox copy, or an executed counterpart of such Mortgage shall be recorded with the Salt Lake County Recorder and a copy delivered to Landlord.

         C. Consent of Mortgagee Required. There shall be no cancellation, modification, surrender or amendment of this Lease without the prior written consent of all Mortgagees, unless an Event of Default has occurred under this Lease and, unless the Event of Default is of a kind or nature that it cannot be cured by the Mortgagee, the Mortgagee has not timely caused said Event of Default to be cured as provided herein. In addition, Landlord and Tenant acknowledge and agree that Tenant may not exercise any renewal option or purchase rights contained in this Lease unless Tenant has obtained the consent of the Mortgagee to such exercise, and Tenant shall give Landlord evidence reasonably satisfactory to Landlord of such consent prior to or contemporaneously with such exercise; otherwise such exercise shall be null and void. Mortgagee (or its nominee or designee) or any purchaser at any foreclosure sale under the Mortgage shall have the right to mortgage its leasehold interest in the Premises as provided in this Paragraph 34.

         D. Notices to Mortgagee and Performance by Mortgagee. If a Mortgagee shall have given to Landlord, before any default shall have occurred under this Lease which has not been cured, a written notice, specifying the name and address of such Mortgagee, Landlord shall give to each such Mortgagee a copy of each default notice at the same time as and whenever any such notice shall thereafter be given by Landlord to Tenant, addressed to such Mortgagee at the address last furnished to Landlord. No such notice from Landlord to Tenant shall be deemed to have been given unless and until a copy thereof shall have been so given to such Mortgagee, and no default predicted on the giving of any notice shall be complete unless a copy of such notice shall have been given to said Mortgagee. Tenant irrevocably directs that Landlord accept, and Landlord agrees to accept, performance by any such Mortgagee of any term, covenant, agreement, provision, condition or limitation on Tenant's part to be performed as though performed and observed by Tenant; provided, except as otherwise permitted under Paragraph E below, such performance by said Mortgagee shall occur within the time prescribed therefor in this Lease, plus an additional period of thirty (30) days with respect to any default by Tenant other than a default in the payment of money due hereunder, or plus an additional period of fifteen (15) days with respect to a default by Tenant in the payment of a sum of money due hereunder. Landlord hereby agrees that the curing or remedying of a default by any Mortgagee within such time shall be deemed the curing or remedying thereof by Tenant.

         E. Mortgagee's Grace Period to Cure Certain Defaults and to File Foreclosure Proceedings. Notwithstanding any other provisions contained in this Lease, Landlord will not terminate this Lease or invoke its right to take possession of the Premises on the happening of an Event of Default specified in subparagraph (1) below unless it shall first give the Mortgagee whose address has been delivered to Landlord as provided above, sixty (60) days prior written notice of such Event of Default and unless the Mortgagee shall (1) within said sixty (60) day period (i) as to an Event of Default which is not susceptible of being cured by an act which such Mortgagee can perform, institutes appropriate proceedings to foreclose such Mortgage; or (ii) as to any Event of Default which is not susceptible of being cured by an act which the Mortgagee can perform without first obtaining possession of the Premises, institutes appropriate proceedings to obtain possession of the Premises through foreclosure, receivership or otherwise; (2) diligently proceed in good faith to enforce its foreclosure or possession remedy, and so long as such Mortgagee fully performs all the obligations of Tenant under this Lease that can be performed by such Mortgagee without possession of the Premises including, but not limited to, payment of all rent and any and all other moneys due and payable by Tenant hereunder; provided, however, that if such Mortgagee is able to obtain possession of the Premises during the time that it is enforcing its foreclosure remedy or as a result thereof then such Mortgagee shall perform fully all of Tenant's obligations under this Lease; and (3) upon such foreclosure or obtaining possession, as the case may be, cures such Event of Default within the time periods permitted under this Lease (which time periods shall be deemed to commence upon the date of such foreclosure or upon the date such possession is finally granted) to the extent such Event of Default is capable of being cured by the Mortgagee. In the event such Mortgagee acquires Tenant's interest in and to the Leased Premises and building through such a foreclosure proceeding, or otherwise, it shall thereupon become subrogated to all the rights of Tenant under this Lease whereupon: (i) Tenant shall have no further rights hereunder, and (ii) such Mortgagee shall take subject to each and all of Tenant's obligations and covenants under this Lease.

         F. Right of Mortgagee to Make a New Lease. As an alternative to the rights and obligations of the Mortgagee set forth in this Lease, upon receipt by Mortgagee of the notice of Event of Default which is not capable of cure by the Mortgagee upon foreclosure or obtaining possession, if, within sixty (60) days after the receipt of such notice and continuing thereafter or at any time while Mortgagee is diligently proceeding in good faith to enforce its foreclosure remedy in accordance with this Lease, Mortgagee shall

         (1) Pay all rent and any and all other moneys due and payable by Tenant hereunder (but for such default and termination);

         (2) Perform all the other obligations of Tenant under this Lease to the extent that Tenant shall have failed to perform them (except that with respect to any default which cannot be cured by Mortgagee until it obtains possession, Mortgagee shall have the time set forth above to cure such default, provided, however, that such extension of time shall not subject Landlord to either fine or imprisonment); and

         (3) Surrender to Landlord a fully executed copy of this Lease for cancellation.

Landlord shall, upon written request of Mortgagee made at any time within such time period terminate this Lease and deliver a new lease of the Premises to Mortgagee or its nominee. The new lease (whether it be granted to the Mortgagee or its nominee) shall have a term equal to the remainder of the term of this Lease (including any unexercised option to extend the term of this Lease), and shall be at the then applicable rent and upon the terms and conditions herein contained, except for requirements which are no longer applicable or have already been performed. The new lease shall be subject only to such exceptions to Landlord's title as existed as of the date of this Lease and to the rights of any person, firm or other entity of whatsoever kind, character or nature claiming through or under Tenant and any and all matters created or caused by acts or omissions of or by Tenant, provided Landlord shall use reasonable efforts to terminate such rights at the cost and expense of Mortgagee. Mortgagee shall have the right to a new lease as set forth above provided that Mortgagee shall reimburse Landlord for all of Landlord's expenses, including reasonable attorneys' fees, incident to such efforts, and provided that Mortgagee shall have paid to Landlord all the rent and other sums, charges, costs and expenses due under this Lease and cured all Events of Default capable of being cured up to and including the date of the commencement of the term of such new lease, together with all reasonable expenses, including reasonable attorneys' fees, incident to the execution and delivery of such new lease. Nothing contained in this Paragraph 34 shall be deemed to impose any obligation on Landlord to deliver physical possession of the Leased Premises to such Mortgagee provided Landlord shall use reasonable efforts to join with and assist Mortgagee in removing any third parties from the Premises as long as Tenant reimburses Landlord for any actual and reasonable out-of-pocket cost or expense in connection therewith.

         G. Landlord's Right to Cure Events of Default. Notwithstanding anything herein to the contrary, Landlord shall have the right to cure any defaults by Tenant under this Lease in accordance with Paragraph 10 above, and the Mortgagee shall reimburse Landlord for the reasonable cost of such cure once Mortgagee has foreclosed under the Mortgage or has obtained a new lease from Landlord on the terms set forth herein.

         H. Foreclosure of Leasehold Lien. Prior to commencement of any action to foreclose said Mortgage, the Mortgagee, or any assigns of the Mortgagee, shall notify Landlord in writing of the default by Tenant with a statement of the amount then due and offer to withhold any acceleration of maturity of the promissory note, payment of which is secured by the Mortgage, in the event Landlord shall pay forthwith to said Mortgagee all amounts then in arrears on said Mortgage, and upon such payment to reinstate the Mortgage in all respects as if no default had occurred. Landlord may, at its option, provide Tenant with written notice that it intends to make such payments on said Mortgage. Landlord may then make such payments on the Mortgage unless, within ten (10) days after receiving such notice, Tenant provides to Landlord written notice that it contests the existence of a default under the Mortgage and adequate assurance that the default shall be cured if Tenant does not prevail in contesting such default. If Tenant does not provide such notice to Landlord, Landlord may make such payments on the Mortgage and the amount of such payments shall constitute a separate obligation of Tenant to Landlord. Subsequent and successive defaults by Tenant in making payments required by any Mortgage shall be subject to the foregoing provisions each time any such default occurs. The judgment foreclosing the Mortgage and the foreclosure sale thereunder shall not release Tenant from any of its obligations herein set forth.

         I. Estoppel Certificate. Upon the written request of any Mortgagee or prospective Mortgagee, and for the exclusive benefit of said Mortgagee, Landlord will promptly deliver to said Mortgagee a written instrument certifying as to any of the following facts or matters, to the extent the same are then the case or applicable: that such Mortgagee is qualified under this Lease; that to Landlord's actual knowledge, there are no existing defaults under this Lease; that this Lease is then unmodified and in full force and effect; that plans and specifications then existing and covering improvements proposed to be constructed on the Premises have been approved by or on behalf of Landlord; that, to Landlord's knowledge, any improvements constructed upon the Premises by Tenant have been constructed and completed pursuant to and in compliance with this Lease; that, to Landlord's knowledge, the uses to which the Premises are being put or are proposed to be put are permissible under this Lease; the date which constitutes the date the Premises was tenant occupied; the amount of the Base Rent, as the same may have been adjusted; and such other reasonable matters to which the Mortgagee makes inquiry.

         35. LIMITATION OF LIABILITY. Any obligation or liability whatsoever of Landlord which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise. Any obligation or liability of Tenant which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         36. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease; provided for payments and charges other than Base Rent, Landlord may not terminate this Lease if Tenant pays such payment or charge within 15 days after notice from Landlord that such payment or charge is due.

         (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, or by facsimile (provided a copy of any facsimile notice is delivered in accordance with one of the other foregoing methods for delivery of notice). Any notice sent to Landlord shall be sent to 14100 East 35th Place, Aurora, Colorado 80011, with a copy to R.K. Hagan, Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603. Any notice sent to Tenant shall be sent to 1960 South 4250 West, Salt Lake City, Utah 84104 until the Commencement Date, after which date such notice shall be sent to Tenant at the Premises, with a copy to Guy P. Kroesche, Esq., Van Cott, Bagley, Cornwall & McCarthy, 50 South Main Street, Suite 1600, P.O. Box 45340, Salt Lake City, Utah 84145. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

         (d) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and, during the first five years of the Lease term, quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. The annual financial statements shall be audited by an independent certified public accountant, and the quarterly financial statements shall be certified by Tenant.

         (e) This Lease shall not be filed by or on behalf of Landlord or Tenant in any public record. Landlord or Tenant may prepare and file, and upon request by either party the other party will execute, a memorandum of lease.

         (f) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

         (g) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

         (h) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (i) Any amount not paid by Tenant within 7 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken , reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (j) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

         (k) Time is of the essence as to the performance of Tenant's obligations under this Lease.

         (l) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         (m) Notwithstanding execution of this Lease by Landlord, Landlord may terminate this Lease within 10 days after Landlord's execution of this Lease if Landlord's applicable internal approvals to this Lease have not been obtained.

         (n) This Lease is contingent on Landlord purchasing the Premises from Tenant pursuant to a contract being entered into by Landlord and Tenant simultaneously with the execution of this Lease. If Landlord does not purchase the Premises for any reason, this Lease shall be null and void.

         (o) Landlord and Tenant each represents and warrants to the other that the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on its behalf in accordance with the rules and regulations applicable to it and that this Lease is binding upon it in accordance with its terms. Each party hereto affirms and states that such party has the full right, power and authority to enter into and perform under this Lease, and that the same will not contravene or result in the violation of any agreement, rule or regulation to which such party may be subject.

         (p) Each party agrees to execute and deliver all documents and to perform all further acts as may be reasonably necessary to carry out the provisions of this Lease. The parties hereto agree to use reasonable diligence and to exercise their best efforts to fulfill their respective obligations under this Lease at all times that this Lease is in effect; provided, however, that the use of reasonable diligence and best efforts shall not excuse any party from failing to perform its obligations hereunder.

         (q) Any representations, warranties or covenants made by Landlord or Tenant, as the case may be, hereunder shall survive the termination of this Lease.

         (r) Landlord warrants that as of the date it purchases the Premises and this Lease becomes effective, there will be no liens, encumbrances or exceptions to title which could adversely affect Tenant's rights under this

Lease, provided Landlord makes no warranty as to any liens, encumbrances or exceptions in effect when title to the Premises was conveyed by Tenant to Landlord except for liens, encumbrances or exceptions caused by Landlord.

         (s) Notwithstanding any other term or condition of this Lease, Landlord agrees that it will not transfer, assign or convey this Lease or the Premises to an individual or entity which competes with Tenant in a "Competing Business" (as defined below). For purposes hereof, a "Competing Business" means any business which engages in any of the activities engaged in by Tenant as of the date of this Lease; provided that any individual(s) or entity shall not be deemed engaged in a Competing Business solely by reason of owning an equity interest in a corporation or other entity which is engaged in a Competing Business unless it controls such corporation or other entity. Concurrently herewith, Landlord and Tenant are entering into a side letter agreement pursuant to which the parties are stipulating as to which activities Tenant is engaged in as of the date of this Lease.

                                 SIGNATURE PAGE
                                       TO
                         BUILD-TO-SUIT LEASE AGREEMENT


         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                 LANDLORD:
WEIDER NUTRITION GROUP INC.             SCI DEVELOPMENT
                                        SERVICES INCORPORATED

By:/s/ Robert K. Reynolds               By:/s/ Jeffrey H. Schwartz
   --------------------------------        -----------------------------------
Title: Chief Operating Officer          Title: Managing Director

Address:                                Address:

1960 South 4250 West                    14100 East 35th Place
P.O. Box 26708                          Aurora, Colorado 80011
Salt Lake City, UT 84126-0707

                                  ADDENDUM ___

                         TWO RENEWAL OPTIONS AT MARKET

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                     DATED ________________, 1996, BETWEEN
                     SCI DEVELOPMENT SERVICES INCORPORATED
                                      and
                             WEIDER NUTRITION GROUP


      (a) Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of five years (such additional term is hereinafter called the "First Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the First Extension Term"). Tenant shall give Landlord notice (hereinafter called the "First Extension Notice") of its election to extend the term of the Lease Term at least 12 months, but not more than 15 months, prior to the scheduled expiration date of the Lease Term.

      (b) Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of five years (such additional term is hereinafter called the "Second Extension Term") commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the "Commencement Date of the Second Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Second Extension Notice") of its election to extend the term of the Lease Term at least 12 months, but not more than 15 months, prior to the scheduled expiration date of the First Extension Term.

      (c) The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 9 months prior to the expiration of the Lease, then Tenant's exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

      (d) The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the First Extension Term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 9 months prior to the expiration of the Lease, then

Tenant's exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate at the end of the First Extension Term.

      (e) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the First Extension Term and Second Extension Term without regard to any cap on such expenses set forth in the Lease.

      (f) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements (except for those which, under the terms of the Lease, exist immediately prior to the commencement of the applicable Extension Term) or any options to expand, contract, renew or extend the Lease.

     (g) If Tenant does not give the First Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term for the First Extension Term and the Second Extension Term shall automatically terminate. If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant's right to extend the Lease Term for the Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice.

     (h) Subject to Landlord's obligations with respect to the structural components and roof of the Premises as specified in the Lease, Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the First Extension Term and Second Extension Term in "as-is" condition.

     (i) If the Lease is extended for either the First Extension Term or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

     (j) If Tenant exercises its right to extend the term of the Lease for the First Extension Term or second Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the First Extension Term or Second Extension Term, as applicable, except as provided in (f) above.

                                  ADDENDUM __

                              RIGHT OF FIRST OFFER

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                    DATED _____________________ 1996 BETWEEN
                     SCI DEVELOPMENT SERVICES INCORPORATED
                                      and
                             WEIDER NUTRITION GROUP



     (a)    Provided that as of the date of the giving of Landlord's Notice,
(y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if Landlord intends to market the Premises for sale or accept a purchase offer for the Premises at any time during the first five years of the Lease Term, then Landlord, before offering the Premises for sale or agreeing to sell the Premises, shall offer to Tenant the right to purchase the Premises on the same terms and conditions upon which Landlord intends to offer the Premises for sale or sell the Premises.

     (b) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "First Offer Notice") which offer shall specify the terms which Landlord intends to offer the Premises for sale or sell the Premises. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's Notice") of such offer within 10 business days after delivery by Landlord of the First Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) the offer made by Landlord pursuant to the provisions of this Addendum, Landlord shall be under no further obligation by reason of this Addendum; and Landlord may thereafter sell the Premises to a third party free and clear of all obligations set forth in this Addendum, which sale may be on terms which are less favorable to Landlord than set forth in the First Offer Notice except as set forth below.

     (c) If Tenant exercises its right to purchase the Premises, the parties shall proceed with due diligence to close on the sale of the Premises to Tenant provided the closing shall take place in any event within 3 months after the date on which Tenant exercises its right to purchase the Premises.

     (d) If Landlord does not enter into a contract for the sale of the Premises within one year from the date Tenant has elected not to purchase the Premises pursuant to this Addendum, Tenant shall again have the rights set forth in this Addendum with respect to the marketing or sale of the Premises. Further, if Landlord desires to accept an offer for the Premises from a third party which is less than 90% of the purchase price offered to Tenant or is otherwise on terms which are substantially less favorable than those offered to Tenant, then Landlord must offer to sell and, at Tenant's option, sell the Premises to Tenant on such terms pursuant to the provisions of this Addendum.

                                  ADDENDUM __

                          RIGHT TO SHARE SALE PROCEEDS

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                    DATED _____________________ 1996 BETWEEN
                     SCI DEVELOPMENT SERVICES INCORPORATED
                                      and
                             WEIDER NUTRITION GROUP


     (a)    Provided that as of the date of the giving of Landlord's Notice,
(x) Tenant is the Tenant originally named herein or an affiliate of the Tenant originally named herein, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and
(z) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if Landlord closes on a sale of the Premises or enters into a contract for the sale of the Premises during the first five years of the Lease term commencing on the Commencement Date), then Landlord shall pay Tenant fifty percent of the profit, if any and as calculated hereunder, earned by Landlord on the closing of the sale of the Premises; provided, however, if such sale closes during the first year of the Lease term, Tenant's share of such profit shall in no event be less $503,730.00. Such profit shall equal the Net Proceeds received by Landlord from the sale of the Premises less the Premises Construction Costs. The Net Proceeds shall equal the gross proceeds received by Landlord from the sale less all costs incurred by Landlord in connection with such sale (including legal fees, brokerage commissions, prorations and closing expenses) which Landlord is able to substantiate to Tenant's reasonable satisfaction; provided, however, in no event shall such costs include brokerage commissions paid or imputed to Landlord's affiliates. The Premises Construction Costs shall equal all costs in the categories described in Exhibit 1 attached hereto which Landlord can reasonably substantiate have been spent on the construction of the Premises and for which Landlord has not been reimbursed, including a three percent development fee based on all development costs for the Premises (including development costs for land and imputed interest at 9.25%). In no event, however, shall Premises Construction Costs include the salaries and fringe benefits of employees of Landlord.

     (b) If Landlord does not close on the sale of the Premises during the first year of the Lease term, Landlord shall pay Tenant $503,730.00 at the end of the first year of the Lease term. If Landlord has made such payment and then closes on the sale of the Premises after the first year of the Lease term, such payment made at the end of the first Lease year (without imputed interest) shall be credited against the payment due Tenant pursuant to paragraph (a) above. Upon Substantial Completion of the Premises, Landlord shall use commercially reasonable efforts to sell the Premises provided the terms of such sale are satisfactory to Landlord in its sole and absolute discretion. Commercially reasonable efforts shall not be deemed to include a requirement that Landlord use an outside broker in attempting to sell the Premises, and Landlord shall be under no obligation to use an outside broker.

     (c) The provisions of this Addendum shall only apply to the first sale of the Premises after Substantial Completion of the Premises which is made in an arms-length transaction to a party not affiliated with Landlord.

                                   EXHIBIT 1



     "Premises Construction Cost" is the sum of (i) the land cost - the purchase price paid by Landlord to purchase the Premises and all costs related to the acquisition of the Premises, and (ii) improvement and development costs -- costs incurred by Landlord to prepare the Premises and construct the Work (defined below), including landscaping and utility lines, as determined by Landlord according to its standard underwriting criteria and cost calculation methods. The Landlord has categorized the improvement and development costs referred to above as follows:

     - infrastructure costs, impact fees, fiscal requirements, platting and site preparation;

     - architectural and engineering fees;

     - legal fees;

     - testing;

     - labor and materials to construct the Work and related infrastructure and improvements;

     - permit fees, sales taxes and fees payable to contractors;

     - project landscaping, including related design fees and permits;

     - water, gas and electrical hookup fees and related miscellaneous costs;

     - all insurance costs, including builder's risk insurance and liability insurance;

     - property taxes assessed during the Work (beginning upon acquisition and ending on Substantial Completion);

     - out-of-pocket expenses incurred paid by Landlord to third parties, and not reimbursed by Tenant, in managing the pre-construction and construction process;

     - services for verification of compliance with city ordinances and other laws;

     - imputed interest at 9.25 percent on out-of-pocket costs incurred by Landlord except on the development fee paid to Landlord. Imputed interest accrues on actual cost as and when incurred up to Substantial Completion; and

     - a development fee of 3% on the Premises Construction Costs

                             CONSTRUCTION ADDENDUM
                                       TO
                         BUILD-TO-SUIT LEASE AGREEMENT

                    Dated __________________, 1995, Between
                     SCI DEVELOPMENT SERVICES INCORPORATED
                                      and
                             WEIDER NUTRITION GROUP


     1.     Standard Specifications and Final Plans; Change Orders.

     (a) Preparation of Final Plans. Landlord shall furnish or perform at Landlord's sole cost and expense those items of construction and those improvements ("Building Shell") set forth as the building shell specifications (the "Standard Specifications") in Exhibit 1 attached hereto. Landlord shall also furnish or perform at Tenant's sole cost and expense those items of construction and those improvements (the "Tenant Improvements") set forth as the tenant improvements specifications (the "Tenant Improvement Specifications") in Exhibit 1 attached hereto. (The Building Shell and the Tenant Improvements are herein collectively called the "Work", and the Standard Specifications and the Tenant Improvement Specifications are herein collectively called the "Specifications".) Subject to the provisions of this Addendum, Landlord shall achieve Substantial Completion (as defined below) of the Work no later than February 28, 1997. Landlord shall provide Tenant with final working drawings and specifications for the Work (the "Final Plans") which are consistent with the Specifications. The Work shall include, without limitation, approximately 384,750 square feet of first floor space, 24,300 square feet of mezzanine office space, and 7,584 square feet of powder mezzanine space, as shown on Exhibit 3 attached hereto. Tenant shall respond promptly to any inquiries by Landlord during the development of the Final Plans and, to the extent requested by Landlord, shall cooperate with Landlord and Landlord's architect in developing the Final Plans. When Landlord requests Tenant to specify details or layouts, Tenant shall promptly specify same as reasonably required by Landlord so as not to delay completion of the Final Plans or the Work. Any delay in the completion of the Final Plans or the Work caused by any Tenant failure to respond promptly to Landlord's requests shall be an Excusable Delay (as hereinafter defined). In addition, Tenant shall pay to Landlord upon demand all increased costs incurred by Landlord in completing the Final Plans to the extent such costs are reasonably attributable to any such Tenant caused delays. Landlord shall give Tenant an allowance of $5,851,773 (the "Allowance") to be applied towards the costs of the Tenant Improvements. If the costs of the Tenant Improvements exceed the Allowance, Tenant shall be responsible for such excess costs, and Tenant shall deposit with Landlord the amount of such excess costs as reasonably estimated by Landlord prior to the date Landlord commences construction of the Work and, if there are any subsequent increases in Landlord's estimate of such excess costs, from time to time thereafter. If the costs of the Tenant Improvements are less than the Allowance, such excess Allowance shall be applied towards the Base Rent due under the Lease in an amount each year equal to 10.5% times the amount of the excess Allowance until the total amount of the excess has been applied; provided, however, in no event shall the Allowance be used for moving or installing Tenant's equipment. For purposes of this Addendum, the Tenant Improvements shall be deemed to include the design for the Tenant Improvements and any costs incurred as the result of a modification, required by the project engineer, in the design or construction of the building slab from the design or construction requirements therefor set forth in the Standard Specifications, provided Tenant has been given prior written notice of such modification. Tenant shall cause to be paid to Landlord $156,000 which is being held in escrow for landscape improvements from when Tenant purchased the Premises, which funds shall be used by Landlord to defray the cost of such landscape improvements.

     (b) Change Orders. The Specifications define the entire scope of Landlord's obligation to construct or provide the Work. Tenant shall not be entitled to specify or designate any finishes, grades of materials, or other specifications or details of the construction of the Work which are not specifically provided for in or contemplated by the Specifications unless requested to do so by Landlord. Subject to this paragraph, however, Landlord shall make additions or changes to the Specifications requested by Tenant. If Tenant shall desire any such changes, Tenant shall so advise Landlord in writing (a "Change Order Request") as promptly as possible so as not to delay the orderly development of the Final Plans. All reasonable costs incurred by Landlord in having any Change Order Request reviewed and evaluated shall be reimbursed by Tenant within 10 days following written demand. Such costs shall include, but not be limited to, the reasonable costs of architects, engineers, and consultants in reviewing and designing any such changes and the cost of contractors in providing cost estimates and constructability, functionality and product availability analyses. Tenant acknowledges and agrees that (i) Landlord shall not be obligated to accept any Change Order Request if in the judgment of Landlord the requested change would have an adverse effect on the quality, useful life, value, functionality or costs of operating or maintaining the Premises; (ii) Tenant shall bear all costs and expenses associated with incorporating into the Final Plans and the Premises any Change Order Request accepted by Landlord, including without limitation an administrative fee to Landlord equal to 10 percent of the increased cost resulting from such change; (iii) Landlord shall not be obligated to accept the least expensive method of incorporating the requested change if in the judgment of Landlord, such method does not incorporate sound construction practices; (iv) if the Change Order Request affects the roof, slab, structural components or systems or equipment to be installed within the Premises or the future serviceability of the Premises, and the Landlord determines that in order to lease the Premises to any subsequent tenant, additional work will have to be done to remove the effect of such change, the anticipated costs of restoring the Premises to the condition it would have be in but for such change will also be borne by the Tenant at the time the Tenant's change is incorporated into the Work but not in excess of the amount agreed to by Tenant at the time of any such Change Order Requested if Landlord has given Tenant a fixed price for such Change Order; (v) any delays in the development of the Final Plans or completion of the Work resulting from addressing Tenant's Change Order Request and incorporating any such change into the Final Plans and Premises shall constitute an Excusable Delay (as defined in Paragraph 5 below); and (vi) to the extent Tenant specifies any items which have not been recommended by Landlord, Tenant assumes full responsibility for their performance unless otherwise agreed to in writing. Upon agreement between Landlord and Tenant on the change that will be incorporated into the Final Plans and Premises as a result of a Change Order Request, and the cost of such change, the Landlord and Tenant shall execute a change order (a "Change Order") setting forth the parties' agreement as to such terms.

     (c) Approval of Final Plans. Landlord shall submit the Final Plans to Tenant for its approval and Tenant shall advise Landlord, within 5 days thereafter, of its approval or disapproval of such Final Plans. Tenant's right to disapprove the proposed Final Plans ("Objection") shall be limited to material inconsistencies with the Specifications and Scope of Work and any Change Orders then entered into, and noncompliance with or violation of applicable laws, codes, ordinances or other legal requirements. If Tenant shall not make an Objection to the proposed Final Plans or any element or aspect thereof within the 5 day period set forth above, then such Final Plans or the portions not objected to by Tenant shall be deemed approved. Resolution of any Objection by Tenant to the Final Plans shall be governed by Paragraph 3 below.

     (d) Commencement of Construction Before Final Plans. Landlord may commence construction prior to finalization of the Final Plans and Tenant agrees that it shall cooperate with Landlord in reviewing and approving portions of the Final Plans for different stages or elements of the work so that construction can proceed on a "fast track" basis. The approval process for such portions of the Final Plans shall be substantially as set forth above, provided, however, that any Objection may not be inconsistent with the previously approved portions of the Final Plans.

     (e) Change Orders During Construction. In the event that subsequent to the completion and approval of the Final Plans, Tenant desires to make a change in the work provided for therein, the parties shall proceed in accordance with the foregoing provisions relating to changes requested during the development of the Final Plans.

     2. Project Representatives. Landlord hereby designates David Ditz to serve as Landlord's representative and Tenant hereby designates Frank Terry Miller of Ted Miller Company to serve as Tenant's representative during the design and construction of the Work. All communications between Landlord and Tenant relating to the design and construction of the Work shall be forwarded to or made by such party's representative. In addition, no Change Order shall be binding on Landlord unless executed by a Vice-President or Managing Director and no Change Order shall be binding on Tenant unless executed by Frank Terry Miller, an employee of Ted Miller Company, or Steve Krzeski, an employee of Tenant. Landlord will permit Tenant's representative to have reasonable access to the Premises during construction provided Tenant's representative does not unreasonably interfere with the completion of the Work. Tenant's representative shall be sent copies of any reports issued by Landlord to Tenant, and Tenant's representative shall be notified in advance and may attend and participate in all project meetings. During the initial construction of the Premises, Tenant's representative may place a temporary office/trailer on the Premises in a location designated by Landlord.

     3.     Dispute Resolution.

     (a) Conference of Senior Representatives. The parties shall make good faith efforts to resolve any dispute which may arise under this Construction
Addendum in an expedient manner.   In the event, however, that any dispute
arises, either party may notify the other party of its intent to invoke the dispute resolution procedure herein set forth by delivering written notice to the other party. In such event, if the parties' respective representatives are unable to reach agreement on the subject dispute within 10 business days after delivery of such notice, then each party shall, within 5 business days thereafter, designate a senior executive officer of its management to meet at a mutually agreed location to resolve the dispute.

     (b) Arbitration. Subject to the dollar limitation set forth below, disputes as to the date of Substantial Completion and any work required to be performed by Landlord hereunder that are not resolved within 5 days by agreement between the designated executive officers, may be submitted to arbitration if either party so elects, by delivering written notice to the other party within 10 days after the expiration of such 5 day period. In such event, the subject dispute shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, subject to the requirement that a single arbitrator unaffiliated with either party shall decide each matter in dispute within 15 days of the date of his selection, based solely upon the written statements of position submitted by each party and subject to the right of Landlord to join in any such arbitration the Architect of Record and any contractor whose work is the subject of any such arbitration. The parties consent to the jurisdiction of any appropriate court in Salt Lake City, Utah, to enforce these arbitration provisions and to enter judgments upon the decision of the arbitration. Unless otherwise required by state law, arbitration shall be conducted in Salt Lake City, Utah. In the event of an arbitration, the losing party shall pay the cost of arbitrator and the arbitration, but each party shall bear its own attorneys' fees and costs in preparing for and participating in such arbitration. Only those disputes described above that do not involve an amount exceeding $100,000 shall be subject to mandatory arbitration pursuant to this Paragraph 3 provided that in any arbitration between Landlord and contractor, either Landlord or Tenant shall be entitled to require that Tenant participate and be bound as a party-in-interest. No other disputes shall be subject to arbitration.

     4. Tenant's Installations. Landlord will use commercially reasonable efforts to give Tenant access to the areas of the Premises identified in
Exhibit 2 by the dates and for the purposes set forth in such Exhibit, provided such access does not materially interfere with the Work. In addition, Landlord shall give Tenant six weeks prior written notice of the date on which Landlord anticipates Substantial Completion will occur. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, and to the provisions of the Lease regarding Tenant-Made Alterations, which apply to the Tenant's initial installations before Substantial Completion as well as any after Substantial Completion, Tenant shall be allowed during the four week period prior to the Commencement Date to inspect the Premises and to install its machinery, equipment, fixtures, or other personal property on the Premises when, in Landlord's opinion, such installation will not interfere with Landlord's completion of construction, provided that Tenant does hereby agree to assume all risk of loss or damage to its machinery, equipment, fixtures, and other personal property, including any loss or damage resulting from the negligence of Landlord and to indemnify, defend, and hold Landlord harmless from any and all liability, loss, or damage arising from any injury to the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such occupancy or installation. To the extent Tenant uses any of Landlord's contractors or subcontractors in connection with the installation of its improvements, Tenant acknowledges and agrees that Landlord's work shall take priority over that of the Tenant and that Tenant shall not divert Landlord's contractors or subcontractors from the performance of their work obligations for Landlord.

     5.     Substantial Completion.

     (a) Determination of Substantial Completion. Landlord shall use commercially reasonable efforts to achieve Substantial Completion on or before February 28, 1997, or as otherwise agreed by the parties. "Substantial Completion" shall be deemed to have occurred on the date upon which the architect who prepared the Final Plans ("Architect of Record") certifies that the Work has been completed in substantial accordance with the Final Plans subject only to completion of punch list items which do not materially interfere with the utilization of the Work for the purposes for which they were intended. If Landlord achieves Substantial Completion of any portion of the Premises prior to the date Landlord has achieved Substantial Completion for the entire Premises, then (i) Tenant may occupy and conduct its business in such portion to the extent permitted by applicable law, and (ii) Tenant's obligations under the Lease (including the obligation to pay a prorata portion of the Base Rent and other financial obligations under the Lease based on the proportionate amount of square feet in such portion of the Premises) shall commence on the latter to occur of (x) February 28, 1997, and (y) the date Landlord has achieved Substantial Completion for such portion of the Premises.

     (b) Inspection and Punch List. Landlord shall notify Tenant in writing approximately 10 days before the estimated date of Substantial Completion. Within 5 business days of the anticipated date of Substantial Completion, Landlord and Tenant shall jointly inspect the Improvements and agree upon a punch list of items in accordance with the Final Plans needing completion or correction. As soon as Substantial Completion has been achieved, Landlord shall notify Tenant in writing of the date certified by the Architect of Record as the date of Substantial Completion, which date shall be the "Commencement Date". Landlord shall use all reasonable diligent efforts to complete all punch list items within 30 days after agreement upon the punch list, subject, however, to long lead time items which must be ordered and to seasonal requirements for any landscaping and exterior work.

     (c) Acceptance. Upon the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises and confirmation of the Commencement Date. If Tenant occupies any portion of the Premises prior to Substantial Completion or the Commencement Date, the terms of this Lease shall apply to such occupancy or use of the Premises by Tenant. Except for incomplete punch list items referred to above, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord under this Lease for making any further alterations improvements of any kind in or about the Premises during the Lease Term, or any extension or renewal thereof.

     (d) Tenant-Caused Delay. If Substantial Completion is delayed as a result of Tenant Change Orders, Tenant's failure to provide in writing the information set forth on Exhibit 4 by the dates set forth in such Exhibit, Tenant's interference with the construction of the Work, delays resulting from Tenant's using Landlord's contractors and/or subcontractors to complete Tenant's installations, or Tenant's failure to respond within 24 hours to Landlord's written request to specify details or layouts or other matters, then the Commencement Date shall be deemed to have occurred when in the opinion of the Architect of Record, Substantial Completion would have otherwise occurred, and, any additional costs incurred by Landlord in completing the Work as a result of such Tenant-caused delays shall be reimbursed by Tenant upon demand by Landlord.

     6. Excusable Delay. In connection with obtaining the necessary permits and approvals for the Work and the construction of the Work, if any delay in obtaining such permits and approvals or in such construction is caused or contributed to by the act or neglect of Tenant, or those acting for or under Tenant, including without limitation failure of Tenant to approve Final Plans, or such portion thereof within the time period provided above to enable Landlord to make a proper submittal for a building permit or to agree upon Final Plans that results in a resubmittal of the application for the building permit, or should there occur any delay in obtaining any building permits or approvals required for the Work, labor disputes (except to the extent caused by failure of Landlord, or its representatives or agents, to perform or make payments to contractors, subcontractors or others providing services or materials for the Work), casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor or building materials, action or non-action of public utilities, or of applicable governmental authority or building officers affecting the Work, adverse weather conditions resulting in more than 20 lost work days, or other causes beyond Landlord's reasonable control (financial inability excepted) ("Excusable Delay"), then the time required herein to achieve Substantial Completion shall be extended for such period of time as may be necessary to compensate for delay. Delays caused by adverse weather conditions shall be considered Excusable Delays only if they occur on a day other than Sunday and only if they delay earthwork or work on the concrete or structural steel. It shall also be deemed an Excusable Delay if (i) Landlord fails to receive approval of plans and specifications for the Work from the architectural review committee or other applicable review authority pursuant to the covenants, conditions and restrictions for Pratezk Industrial Park within five days of submittal and such failure caused a delay in the construction of the Work; (ii) a plat of subdivision for the Property, in form and substance satisfactory to Landlord, has not been duly executed and recorded against the Property prior to the date originally scheduled for the closing of the purchase of the Property by Landlord from Tenant, and as a result thereof the Work is delayed; (iii) the developer for Pratezk Industrial Park fails to complete construction by August 15, 1996, of the proposed roads 5220 West and 5070 West leading and adjacent to the Property or complete installation by July 1, 1996, of any and all utilities required for operation of the Property, to the extent such failure to complete such construction or installation by such time delays Substantial Completion of the Work or issuance of a certificate of occupancy; or (iv) a delay results from any required wetlands delineation or mitigation required by any federal, state or local authority.

     7. Delay Damages and Termination. If, for any reason other than an Excusable Delay and notwithstanding any other term or condition of the Lease (including without limitation Paragraph 22 of the Lease), Substantial Completion shall not have occurred on or before February 28, 1997, then Landlord shall pay to Tenant, as liquidated damages and not as a penalty, the sum of $3,000 for each day after the scheduled date of Substantial Completion until Substantial Completion is achieved, up to a maximum total of $280,000 in liquidated damages. Delay damages shall be due and payable no later than 15 days after they accrue. Landlord and Tenant stipulate that it would be impracticable under presently known conditions and anticipated facts and circumstances to ascertain and establish Tenant's damages caused by such delay, and that the measure of damages provided above is a reasonable estimation of such damages. If, for any reason other than an Excusable Delay, Substantial Completion is not achieved by August 31, 1997, subject to Excusable Delays, then Tenant may terminate this Lease by written notice to Landlord on or before 30 days after such date, in which case all of Landlord's and Tenant's obligations hereunder shall terminate, and neither party shall have any further obligations to the other with respect to this Lease. Tenant waives all claims for consequential or other damages as a result of any delay.

     8. Warranty. Landlord warrants to Tenant for a period of one year after Substantial Completion that all of the Work performed by Landlord shall be free from latent defects, and Landlord shall correct any portion of the Work which is not free from such latent defects provided Tenant (or Tenant's representative) or any governmental authority gives Landlord written notice of such defect within one year from the date of Substantial Completion. Tenant waives any claim for defects in the Work which Tenant does not give Landlord written notice of during such one year period, and Tenant shall be deemed to have accepted the Work "as is" after such one year period except for defects which Tenant has given Landlord written notice thereof during such period and except for defects which are Landlord's obligation to repair under the terms of the Lease. In addition, Landlord shall assign to Tenant on a non-exclusive basis any assignable warranties which Landlord receives from third parties in connection with the Work.

     9. Early Completion. If Substantial Completion is achieved prior to February 28, 1997, Tenant shall pay Landlord $1,500 for each day from the date Substantial Completion was achieved to February 28, 1997. If Substantial Completion of the Work is delayed due to Excusable Delay, the date of February 28, 1997, in the preceding sentence shall be replaced with the date Landlord is required to complete the Work as a result of such Excusable Delay; provided, however, for purposes of this sentence only, Excusable Delay shall not include any delay described in the last sentence of Paragraph 6 above. Such payment shall be made by Tenant to Landlord within ten (10) days after the date Substantial Completion is confirmed pursuant to the terms of this Addendum.

     10. Maintenance During Construction. Notwithstanding the terms of the Lease, Landlord shall be responsible for all repairs and maintenance to the Premises prior to Substantial Completion except to the extent provided otherwise in this Construction Addendum.

                                   EXHIBIT A


Part of the South Half of Section 13, Township 1 South, Range 2 West, Salt Lake Base & Meridian, being more particularly described as follows:

Beginning at a point which is 1819.39 feet South 89 degrees 56'49" West along the East-West quarter line and 1273.41 feet South 00 degrees 01'16" East from the East quarter corner of Section 13, Township 1 South, Range 2 West, Salt Lake Base and Meridian (basis of bearing being North 00 degrees 00'56" West along the Section line between the monuments marking the East Quarter corner and the Northeast corner of Said Section 13), and running thence South 00 degrees 01'16" East 1170.88 feet to a point of curvature with a 39.99 foot radius curve to the right; thence Southwesterly 62.92 feet along the arc of said curve through a central angle of 89 degrees 53'30", to the Northerly right-of-way line of 2100 South Street Frontage Road; thence South 89 degrees 52'14" West 784.00 feet along said line to the point of curvature with a 40.01 foot radius curve to the right; thence Northwesterly 62.92 feet along the arc of said curve through a central angle of 90 degrees 06'30"; thence North 00 degrees 01'16" West 1170.72 feet; thence North 89 degrees 52'14" East 864.00 feet to the point of BEGINNING.

Contains 24.00 acres, more or less.


Subject to the following:

(a)Real estate taxes and assessments for the year 1996 and thereafter.

(b)Deed, dated February 26, 1951, in favor of SALT LAKE CITY, a municipal corporation of the State of Utah, for a perpetual easement over and across a portion of the subject property for the purpose of operating and maintaining an existing open canal conveying storm drainage and surface runoff water, and subject to the terms and conditions contained therein, recorded March 1, 1951, as Entry No. 1236201, in Book 839, at Page 178, Salt Lake County Recorder's Office.

(c)Right-of-Way Easements, dated April 30, 1990, in favor of THE MOUNTAIN STATES TELEPHONE AND TELEGRAPH COMPANY, a Colorado Corporation, a right-of-way and easements for telephone, telegraph, and communications purposes and the right to construct, operate, maintain and remove such communication and other facilities, from time to time, upon, over, under and across a portion of the subject property, partially described as follows:

An easement TEN (10) feet wide described by a centerline with FIVE (5) feet on each side as follows:

Commencing North 00 degrees 01'52" West 175 feet along the Section line and South 89 degrees 51'59" West 1323.06 feet to the East line the West half of the East half of Section 13, Township 1 South, Range 2 West, Salt Lake Base and Meridian; thence South 89 degrees 51'59" West 1323.23 feet; thence South 89 degrees 52'06" West 360.24 feet to a point of tangency with a 5699.6 foot radius curve to the right, said point being 30 feet radially distant Northerly from the center line of a Northerly frontage road (Frontage Road No. 4) of a freeway known as Project No. 018-1; thence Westerly 513.96 feet along the arc of said curve; thence North 84 degrees 22'21" West 483.53 feet along a line that is not tangent to the preceding curve to a point 35 feet perpendicularly distant Northerly from the center line of said Northerly frontage road at Engineer Station 120+00.2; thence Northwesterly 1064.46 feet along the arc of a 1110.9 foot radius curve to the right (Note: tangent to said curve at its point of beginning bears North 84 degrees 57'54" West); thence North 30 degrees 03'54" West 143.37 feet to a point of tangency with a 353.3 foot radius curve to the left, said point being point "A" of easement No. 2.

And subject to the terms and conditions contained therein. Said Right of Way Easement recorded June 26, 1990, as Entry No. 4933631, in Book 6231, at Page 2205, Salt Lake County Recorder's Office.

(d)Reservation of all minerals and all mineral rights of every kind and character now known to exist or hereafter discovered, including, without limiting the generality of the foregoing, oil and gas and rights thereto, together with the sole, exclusive and perpetual right to explore for, remove and dispose of said minerals by any means or methods suitable, but without entering upon or using the surface of the land, and in such manner as not to damage the surface of the land or to interfere with the use thereof, in favor of UNION PACIFIC LAND RESOURCES CORPORATION, as Grantor, as created by a Special Warranty Deed, dated December 27, 1989, recorded December 29, 1989, as Entry No. 4865483, in Book 6187, at Page 1681, Salt Lake County Recorder's Office.

(e)Mineral Reservation contained in that certain Quit Claim Deed executed by the United States of America, acting by and through War Assets Administrator, which recites in part,

"excepting from this conveyance and reserving to the party of the first part, in accordance with executive order 9908, approved on December 5, 1947 (12 F.R.
8223), all Uranium, Thorium, and all other materials determined pursuant to
Section 5(b)(1) of the Atomic Energy Act of 1946 (60 Stat. 761), to be peculiarly essential to the production of fissionable material, contained, in whatever concentration, in deposits in the lands covered by this instrument are hereby reserved for the use of the United States, together with the right of the United States through its authorized agents or representatives at any time to enter upon the land and prospect for, mine, and remove the same."

Said Quit Claim Deed recorded July 10, 1950, as Entry No. 1207165, in Book 780, at Page 260, Salt Lake County Recorder's Office.

(f)Subject to underground fiber optic phone line, water line, an existing 6' chain link right of way fence, and sign for fiber optic cable along the Southerly boundary line of Parcel 1, and an existing wire fence running through the Westerly portion of Parcels 1 and 2, as disclosed by a survey prepared by BINGHAM ENGINEERING, having been certified under the date of November 9, 1995, by JAMES DALE PITKIN, a Registered Land Surveyor holding License No. 171546.

Subject to other easements, restrictions, reservations and rights-of-way of record, enforceable in law and in equity.

                                   EXHIBIT 1

                            STANDARD SPECIFICATIONS
                            AND TENANT IMPROVEMENTS


1.BUILDING SHELL:

GENERAL REQUIREMENTS

The Building Shell shall include the exterior site work, utility lines installed within five feet of the exterior walls (other than electric lines as described below), landscaping, parking and truck court areas, building foundation systems and slab, walls, and roof system. The Building Shell shall exclude all interior improvements unless otherwise noted herein.

The total area of the shell and building pad area will be 384,750 square feet. The shell area will measure 450' 0" by 855' 0". All structural bays are 45' 0" x 45' 0". The building measures 19 bays long x 10 bays deep. Building clear height shall be 28' to the bottom of the joist girder at lines 2 and 10; and 32' at the four (4) interior-most bays at lines 4 and 7.

The building shall be a dock-high facility; with the interior floor slab and all dock doors (except where and as noted as "grade doors") at an elevation of 48" above adjacent exterior grade. All exterior dock areas shall be at grade, with the truck courts sloping uniformly away from the building at a minimum rate of 0.25%.


SITE WORK

The site work required shall include, but not be limited to, all necessary clearing and grubbing of existing vegetative matter and topsoil, excavation and grading of the site to prepare the building pad; importation of select structural fill to construct the building pad, provision of positive drainage of all rainwater and other runoff, underground service site utilities (water, natural gas, electricity, sanitary sewer, telephone, etc.), truck courts and parking areas.

All engineering calculations for the design of the building foundations, building pad, paving sections, and other elements of the Building Shell shall conform to the recommendations of the geotechnical engineer of record. All engineered fills and compacted soils shall be tested during placement and/or compaction by an independent soils testing laboratory licensed in the state of Utah, who shall certify that all engineered construction conforms to the contract requirements.

All required testing and certification shall conform to the requirements of the Salt Lake City Corporation planning, zoning and building departments having jurisdiction over such matters at the time of execution.


LANDSCAPING

A landscaping allowance of $300,000 has been provided as part of the rent. As part of the $300,000 total allowance, the $156,000 landscaping credit granted to Weider by the prior land seller shall be provided to SCI for use as payment of landscaping and irrigation costs. This credit shall be applied to the construction payment application at the time these costs are incurred. The $300,000 landscaping allowance applies to all landscaping and irrigation costs including soil importation for berming. Weider shall pay all landscaping amounts exceeding $300,000 pursuant to the Change Order provisions of this Construction Addendum.

STANDARD SPECIFICATIONS
Page 2





CONCRETE SLAB FLOORS

The Premises shall include a monolithically poured concrete floor with a burnished, hard steel trowelled finish. Installation and finishing criteria of the floors shall conform to the current recommendations of the American Concrete Institute.

Flatness and levelness criteria of the flat areas (areas other than those requiring drains and curvature) of the floor shall conform to the following criteria:

Floor Flatness:F(F) - 35 minimum
Floor Levelness:F(L) - 35 minimum

Concrete slab floors shall be reinforced with a mat of deformed reinforcing bars placed at mid-depth of the slab as designed by the project structural engineer. Slabs shall be poured over a prepared base of compacted aggregate base course material per the recommendations of the project geotechnical engineer. Concrete strength shall be not less than 4,000 psi.


CONCRETE TRUCK COURTS

The truck courts at the north and south ends of the building shall be 6" thick cast-in-place concrete slabs, reinforced with #3 deformed reinforcing bars placed at 18" on center. Sub-base shall be prepared per the recommendations of the project geotechnical engineer.


ASPHALT PAVING

Asphalt paved areas serving automobile and truck traffic shall be prepared and paved in strict accordance with the project geotechnical engineer. Pavement design must be carefully coordinated with the presence of soft soils and a high water table. All pavement sections are to be reviewed and approved in advance of construction by the project geotechnical engineer.


ROOF SYSTEM

The roof system shall be comprised of a mechanically-fastened, 45-mil EPDM or 50-mil PVC single-ply membrane, placed over rigid polyisocyanurate insulation with an average total R-value of 28. Standards for fastening and prevention of uplift shall conform to I-90 specifications. The roof structure shall slope 1/4" per foot to ensure positive drainage.

Installation of the roofing system shall be inspected according to commercially reasonable standards by an independent testing laboratory. The testing laboratory shall be approved by the roofing system manufacturer and SCI. Written reports shall be issued daily throughout the roofing operation; the format and information to be contained in these reports shall be subject to the advance prior review and acceptance by the roofing system manufacturer and SCI.

STANDARD SPECIFICATIONS
Page 3





MEZZANINE STRUCTURES

The Building Shell shall include the construction of the structural components of the mezzanine areas. The mezzanine areas shall be defined as the 24,300 sf Office mezzanine and the 7,584 sf Powders mezzanine. The Building Shell shall include only related structural steel, masonry and concrete work and shall exclude all finishes and non-structural installation which shall be part of the Tenant Improvements.


DOCK DOORS AND EQUIPMENT

The Building Shell shall include manually-operated heavy-duty industrial steel overhead doors with single-glazed vision panels mounted on heavy-duty steel "vertical" tracks with torsion spring counterbalances. Dock doors shall be 9' 0" wide by 10' 0" tall and ramp doors shall be 12' 0" wide by 14' 0" tall.

As part of the Building Shell work, Landlord shall provide pits for pit-type dock revelers as designated on the Schematic Drawing. All dock equipment shall be a Tenant Improvement.


EXTERIOR FINISHES

The exterior of the building, with the exception of the office component of the building, shall be of tilt-up concrete construction. Design of the exterior of the facility shall include not more than five linear, horizontal, chamfered reveal strips not greater than 0.5 inches deep and 3 inches wide. The exterior finish of the building shall include an exterior painting system specified for concrete tilt-up construction, which shall not exceed three (3) colors designated by Weider and reasonably agreed to by SCI.

The office area of the building is intended to be of steel structural stud, synthetic plaster, exterior insulation construction ( "Dryvit" or "EIFS") with banded glazing. The Building Shell shall be limited to the wall and roof structure and exterior finishes only. All interior finishes in the office component of the project shall be part of the Tenant Improvements.


FIRE SUPPRESSION SYSTEM

Except as otherwise noted, the fire suppression system shall be part of the Building Shell. The fire suppression system in the warehouse area shall be an ESFR sprinkler system designed and installed in accordance with NFPA, UBC and local ordinances. If required by law, the fire suppression system in the production areas may incorporate ELO (extra large orifice) heads.

The type of commodity to be stored in the warehouse area of this facility is of Type 4. All fire hose cabinets and portable fire extinguishers required under NFPA, UBC and local ordinance shall also be provided as a component of the shell building. Any underground fire line and associated hydrants that are required to be placed on-site shall be part of the Building Shell. If required to deliver and maintain 75 psi system static pressure for the ESFR system, a pump system (including more than one pump if required) will be a Tenant Improvement cost.

STANDARD SPECIFICATIONS
Page 4



Those portions of the fire suppression system directly attributable to the Tenant Improvements shall be charged against the Tenant Improvements.


ELECTRICAL AND MECHANICAL SYSTEMS

The Building Shell work shall include but be limited to the design and installation of a 4,000-amp, 480/277-volt, 3-phase main service electrical system; including main switch gear and a house sub-panel to the electrical room. All power distribution from the main switchgear to all subpanels shall be a part of the tenant improvements.

The design and installation of all mechanical and ventilation systems shall be a part of the Tenant Improvements.


SECURITY, EXTERIOR AND EMERGENCY EXIT LIGHTING

Security, exterior and emergency lighting shall be a part of the Tenant Improvements.


 II.TENANT IMPROVEMENT SPECIFICATIONS:

The tenant improvement funds provided by SCI are intended for use only in the physical construction of the interior improvements of the facility. Prohibited uses include but are not limited to costs of moving, furnishings, equipment, temporary occupancy of other space, and consulting other than for the design and construction of the project.

It is the intent of the parties that the Tenant Improvement allowance may be used for interior improvements including the items (other than the Building Shell items shown above) shown in Interior Specifications section pages 1 - 11 of the Scope of Work document prepared by EDA Architects, dated 01-04-96, a copy of which is attached as Exhibit 4.

                                   EXHIBIT 2

                                  ACCESS DATES


NOVEMBER 18

Access to pick-tunnel area from Grids K to V approximately from Grids 5 to 6.5 to begin installation pick tunnel system.


DECEMBER 1

Access to pick tunnel in remaining pick-tunnel area approximately from Grids A to K and Grids 5 to 6.5 to complete the installation of pick tunnel system.


DECEMBER 15, 1996

Access to the areas reasonably necessary to begin installing exterior tanks and equipment for the bar production area.


JANUARY 3, 1997

Access to and substantial completion of interior of the bar production area approximately from Grids A to I and 1 to 3 for installation of mechanical and electrical systems and for equipment fit-up.

Access to remainder of pick-tunnel and racking area, Grids 3 to 8, A to V.

Access to and substantial completion of Computer Room area.

                                   Exhibit 3

                                    [DRAWING
                             WEIDER NUTRITION GROUP
                       PROPOSED MANUFACTURING FACILITIES]


         Exhibit 3 is a one page map of the Company's proposed manufacturing facilities to be located at 2100 South 6200 West, Salt Lake City, Utah.

                                   EXHIBIT 4

                        SCHEDULE OF TENANT DELIVERABLES


MARCH 29, 1996

1.       A detailed equipment list showing the following items:

         a)      equipment layout
         b)      heat generation
         c) electrical load and power requirements - amps, phase and motor ratings
         d)      structural requirements and point loads
         e) equipment dimensions if not able to pass through doors as shown on the Schematic Drawings

2. The dimensioned location of floor drains and floor sinks and sloped areas of concrete

3. Gas and compressed air requirements that impact the structure of the roofing system and/or floor slab

4. All Production area requirements including conveyors, hoods, ovens, lab equipment and plumbing requirements

5. All information affecting structural loading requirements of the mezzanine areas

6. All information affecting structural requirements of the roof system including dust collectors and any other mechanical systems that may require enhanced roof structure

7. Identification of all areas with ceilings and specification of ceiling heights and type

APRIL 1, 1996

A dimensioned office-area schematic plan identifying the size, character and location of in-slab items including, but not limited to, floor junction boxes and low-voltage signal raceways

APRIL 8, 1996

A schematic office plan showing room dimensions, doors, any special power or communications requirements including computer-room requirements, phone, video, teleconferencing and all other communications requirements and CATV and security requirements.





                                      -1-